Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fiscal 2010 Third Quarter Results –

Company Returns to GAAP Profitability and New Product Revenue

Increases 20% Sequentially

SUNNYVALE, Calif. – November 2, 2010 – QuickLogic Corporation (NASDAQ: QUIK), the lowest power Customer Specific Standard Products (CSSPs) leader, today announced the financial results for its fiscal third quarter ended October 3, 2010.

Total revenue for the third quarter of 2010 was $7.3 million, up 13% sequentially and 120% compared to the third quarter of 2009. During the third quarter, new product revenue increased 20% sequentially to $2.8 million, accounting for 38% of total revenue. During the third quarter, legacy product revenue increased 9% sequentially to $4.6 million, accounting for 62% of total revenue in the third quarter.

Under generally accepted accounting principles (GAAP), the net income for the third quarter of 2010 was $0.6 million, or $0.01 per diluted share, compared with a net loss of $0.2 million, or $0.01 per diluted share, in the second quarter of 2010 and a net loss of $3.0 million, or $0.10 per diluted share, in the third quarter of 2009. Non-GAAP net income for the third quarter of 2010 was $0.9 million, or $0.02 per diluted share, compared with a non-GAAP net income of $0.4 million, or $0.01 per diluted share, in the second quarter of 2010 and a non-GAAP net loss of $1.9 million, or $0.06 per diluted share, in the third quarter of 2009.

We are pleased to report our second consecutive quarter of doubling year-over-year revenue growth, as well as our return to profitability,” said Tom Hart, QuickLogic’s Chairman of the Board and CEO. “Our CSSP strategy is clearly being embraced by our targeted customers, driven by our innovative technology, unique engagement model and the user experience our solutions bring to the mobile consumer.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time today, November 2, 2010, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, please dial (877) 377-7094 by 2:20 p.m. Pacific Daylight Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (706) 645-9291 and reference the passcode: 18996275. The call recording will be archived until Friday, November 5, 2010 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the write-down of the Company’s investment in TowerJazz Semiconductor Ltd., the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, QuickLogic, QuickPCI and QuickRAM are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

###

Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 3, 2010	September 27, 2009	July 4, 2010	October 3, 2010	September 27, 2009
Revenue	$7,333	$3,332	$6,479	$19,241	$10,795
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	2,619	1,955	2,553	7,215	5,127
Inventory write-down and related charges	17	231	—	90	467
Long-lived asset impairment	—	150	—	—	150

Gross profit	4,697	996	3,926	11,936	5,051
Operating expenses:
Research and development	1,817	1,400	1,533	5,410	4,889
Selling, general and administrative	2,535	2,525	2,518	7,388	7,877

Income (loss) from operations	345	(2,929)	(125)	(862)	(7,715)
Gain on sale of TowerJazz Semiconductor Ltd. shares				993
Interest expense	(12)	(31)	(27)	(57)	(78)
Interest income and other (expense), net	25	(30)	(50)	(46)	(31)

Income (loss) before income taxes	358	(2,990)	(202)	28	(7,824)
Provision for (benefit from) income taxes	(192)	7	13	(164)	(4)

Net income (loss)	$550	$(2,997)	$(215)	$192	$(7,820)

Net income (loss) per share:
Basic	$0.02	$(0.10)	$(0.01)	$0.01	$(0.26)

Diluted	$0.01	$(0.10)	$(0.01)	$0.01	$(0.26)

Weighted average shares:
Basic	35,634	30,322	35,383	35,436	30,104

Diluted	38,711	30,322	35,383	37,911	30,104

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 3, 2010	September 27, 2009	July 4, 2010	October 3, 2010	September 27, 2009
GAAP income (loss) from operations	$345	$(2,929)	$(125)	$(862)	$(7,715)
Adjustment for stock-based compensation within:
Cost of revenue	34	110	39	120	232
Research and development	147	213	180	502	439
Selling, general and administrative	387	535	414	1,231	1,138
Adjustment for long-lived asset impairment within:
Cost of revenue	—	150	—	—	150
Adjustment for the write-off of equipment within:
Cost of revenue	—	96	—	—	96
Selling, general and administrative	8	2	—	8	2

Non-GAAP income (loss) from operations	$921	$(1,823)	$508	$999	$(5,658)

GAAP net income (loss)	$550	$(2,997)	$(215)	$192	$(7,820)
Adjustment for stock-based compensation within:
Cost of revenue	34	110	39	120	232
Research and development	147	213	180	502	439
Selling, general and administrative	387	535	414	1,231	1,138
Adjustment for long-lived asset impairment within:
Cost of revenue	—	150	—	—	150
Adjustment for the write-off of equipment within:
Cost of revenue	—	96	—	—	96
Selling, general and administrative	8	2	—	8	2
Other expense	—	—	—	—	13
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. Shares	—	—	—	(993)	—
Adjustment for tax effect on other comprehensive income	(209)	—	—	(209)	—

Non-GAAP net income (loss)	$917	$(1,891)	$418	$851	$(5,750)

GAAP net income (loss) per diluted share	$0.01	$(0.10)	$(0.01)	$0.01	$(0.26)
Adjustment for stock-based compensation	0.02	0.03	0.02	0.05	0.06
Adjustment for long-lived asset impairment	—	0.01	—	—	0.01
Adjustment for write-off of equipment	*	*	—	*	*
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. Shares	—	—	—	(0.03)	—
Adjustment for tax effect on other comprehensive income	(0.01)	—	—	(0.01)	—

Non-GAAP net income (loss) per diluted share	$0.02	$(0.06)	$0.01	$0.02	$(0.19)

GAAP gross margin percentage	64.0%	29.9%	60.6%	62.0%	46.8%
Adjustment for stock-based compensation	0.5	3.3	0.6	0.7	2.1
Adjustment for write-off of long-lived asset	—	4.5	—	—	1.4
Adjustment for write-off of equipment	—	2.9	—	—	0.9

Non-GAAP gross margin percentage	64.5%	40.6%	61.2%	62.7%	51.2%

*	Figures were not considered in the reconciliation of GAAP and Non-GAAP measures due to the insignificant amount.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 3, 2010	January 3, 2010 (1)
ASSETS
Current assets:
Cash and cash equivalents	$19,153	$18,195
Short-term investment in TowerJazz Semiconductor Ltd.	870	868
Accounts receivable, net	4,009	2,457
Inventories	2,641	2,119
Other current assets	860	536

Total current assets	27,533	24,175
Property and equipment, net	2,505	2,693
Investment in TowerJazz Semiconductor Ltd.	—	437
Other assets	195	296

TOTAL ASSETS	$30,233	$27,601

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$2,000	$2,000
Trade payables	2,419	2,721
Accrued liabilities	1,019	1,108
Deferred income	9	—
Current portion of debt and capital lease obligations	406	249

Total current liabilities	5,853	6,078

Long-term liabilities:
Capital lease obligations, less current portion	37	264
Other long-term liabilities	119	—

Total liabilities	6,009	6,342

Stockholders’ equity:
Common stock, at par value	36	35
Additional paid-in capital	181,187	177,862
Accumulated other comprehensive income	577	1,130
Accumulated deficit	(157,576)	(157,768)

Total stockholders’ equity	24,224	21,259

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,233	$27,601

(1)	Derived from the January 3, 2010 audited balance sheet included in the 2009 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3 2010	Q3 2009	Q2 2010	Q3 2009 to Q3 2010	Q2 2010 to Q3 2010
COMPOSITION OF REVENUE

Revenue by product (1):
New products	38%	41%	35%	103%	20%
Legacy Products	62%	59%	65%	133%	10%

Revenue by geography:
North America	35%	47%	33%	61%	19%
Europe	10%	20%	13%	19%	-9%
Rest of world	45%	26%	43%	272%	19%
Japan	10%	7%	11%	241%	3%

(1)	New products represent products introduced since 2005, and include ArcticLink, ArcticLink II, PolarPro, PolarPro II, Eclipse II and QuickPCI II products. Legacy products include Eclipse, pASIC 1, pASIC 2, pASIC 3, QuickDSP, QuickFC, QuickMIPS, QuickPCI, QuickRAM and V3 products, as well as royalty revenue, programming hardware and software.